SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party Other than the Registrant	☒

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

ENZON PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

DellaCamera Capital Master Fund, Ltd.,

DellaCamera Capital Fund, Ltd.,

DellaCamera Capital Management, LLC,

Ralph DellaCamera, Jr.,

Andrew Kurtz,

and

Vincent Spinnato

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.
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(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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DELLACAMERA COMMENTS ON DELAWARE LAWSUIT

New York, NY, April 28, 2009 -- DellaCamera Capital Management, LLC (“DellaCamera”) and related entities, long-time, beneficial holders of approximately 8.3% of the shares of Enzon Pharmaceuticals, Inc. (“Enzon” or the “Company”) (NASDAQ: ENZN), commented on the complaint filed today by Enzon in Delaware Chancery Court.

Richard Mansouri, Portfolio Manager and Head of Research at DellaCamera, stated, “Stockholders of Enzon are the Company’s true owners and we think it is unconscionable that the Board of Directors would sanction the initiation of costly litigation and waste stockholder funds in an effort to impede the rights granted to stockholders under Delaware law. CEO and President Jeffrey Buchalter has presided over numerous failed initiatives in his nearly four and one-half year tenure with Enzon, all while being compensated to an excessive degree. We believe there is an immediate need for change and we are committed to aggressively pursuing stockholders’ rights to bring tangible change to Enzon.”

Added Mansouri, “Today’s legal action by Enzon is, in DellaCamera’s opinion, legally flawed and a sign of desperation by Jeffrey Buchalter. DellaCamera intends to vigorously defend itself and the rights of all stockholders.”

DellaCamera has filed a preliminary consent solicitation statement with the Securities and Exchange Commission seeking: (1) to amend the Company’s bylaws to allow stockholders to remove the Company’s CEO and/or President from all of such person’s officer’s positions; (2) to remove Jeffrey H. Buchalter, Enzon’s current CEO and President, from such positions; and (3) to amend the Company’s bylaws to allow the Board to change these stockholder adopted bylaws only by unanimous vote.

DellaCamera has retained MacKenzie Partners, Inc. as its proxy solicitor; Moelis & Company LLC as its financial advisor; Kleinberg, Kaplan, Wolff & Cohen, P.C. as its legal counsel; and Prickett, Jones & Elliott, P.A. as its Delaware legal counsel.

PLEASE READ THE CONSENT SOLICITATION STATEMENT OF DELLACAMERA CAPITAL MASTER FUND, LTD. WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT INDIVIDUALS DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF CONSENTS OF ENZON PHARMACEUTICALS, INC. STOCKHOLDERS. YOU MAY OBTAIN THIS CONSENT SOLICITATION STATEMENT, OR ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN THIS CONSENT SOLICITATION STATEMENT, OR ANY OTHER INFORMATION RELEVANT TO THE SOLICITATION OF CONSENTS BY DELLACAMERA CAPITAL MASTER FUND, LTD., BY CONTACTING MACKENZIE PARTNERS, INC., 105 MADISON AVENUE, NEW YORK, NY 10016 AT 800-322-2885. PRESENTLY, A PRELIMINARY FORM OF THIS CONSENT SOLICITATION STATEMENT IS PUBLICLY AVAILABLE.

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Contacts:

Media:

Sard Verbinnen & Co.

Dan Gagnier/Renee Soto, 212-687-8080